UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2023
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 9, 2023, RumbleOn, Inc. (the “Company”) issued a press release announcing the Company set a subscription price of $5.50 per share (the “Subscription Price”) of the Company’s Class B common stock to be paid upon exercise of the Subscription Rights (as defined below) to be distributed to the holders of its Class A common stock and Class B common stock (together, the “Eligible Stockholders”) pursuant to its previously announced $100.0 million rights offering (the “Rights Offering”). The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Registration Statement on Form S-3, as amended (No. 333-274859) relating to the Rights Offering (the “Registration Statement”) has been filed with the Securities and Exchange Commission (“SEC”), but has not yet become effective. The Company intends to make the Rights Offering pursuant to such Registration Statement and a final prospectus to be filed with the SEC as soon as practicable on or after the Record Date. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The Company reserves the right to cancel or terminate the Rights Offering at any time.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated November 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: November 9, 2023	By:	/s/ Mathew W. Grynwald
Mathew W. Grynwald
General Counsel and Secretary